EXHIBIT 10.1

           AMENDED AND RESTATED AGREEMENT OF EMPLOYMENT

          THIS AMENDED AND RESTATED AGREEMENT made and entered into as of May 9, 1994 by and between Baldwin Piano & Organ Company, a Delaware corporation having its principal office at 422 Wards Corner Road, Loveland, Ohio (the "Company") and R. S. HARRISON, a key employee (the "Employee").

                      W I T N E S S E T H :

          WHEREAS, the Company and the Employee executed an agreement of Employment and Retirement for Selected Key Employee dated as of June 15, 1984 which Agreement was amended and restated as of May 9, 1989; and

          WHEREAS, the Company and Employee wish to make certain changes to that agreement and to restate the remaining provisions of that agreement.

          It is therefore agreed between the parties as follows:

          1. Employment. The Company hereby agrees to continue to employ the Employee as Chief Executive Officer, and the Employee, in consideration of such employment, hereby accepts such continued employment upon the terms and conditions set forth herein. During the term of his employment, the Employee shall do all things necessary and incident to his position.

          2. Term. The term of such employment shall continue after the date hereof for a period of five (5) years, ending May 8, 1999, unless sooner terminated, as provided in paragraph 3 hereof.

          3.   Termination of Agreement.

               (a) This Agreement may be terminated, at option of the Company or the Employee, if during the term hereof, the Employee is under a disability, meaning because of ill health, physical or mental disability, or for any other disability ("disability") (other than vacations) the Employee shall have been continuously unable or unwilling, or shall have otherwise failed to perform his duties hereunder for one hundred twenty (120) consecutive working days, or if, during any year of the term hereof because of disability, he shall have been unable or unwilling, or shall have otherwise failed to perform his duties hereunder for a total period of one hundred eighty (180) working days regardless of whether or not such days are consecutive. For the purposes of this Agreement, the phrase "any year of the term hereof" is defined to mean the twelve (12) month period commencing on January 1 of each year and terminating on December 31 of that year. Provided, however, that regardless of the above definition of disability a disability may be deemed to exist regardless of the Employee's failure to perform his duties for any specific time period, when the Employee shall be so declared by a Court having jurisdiction of that matter, or when so declared by any two physicians selected by the Company admitted to the practice of medicine in the place where the Employee is then domiciled.
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               (b)  This Agreement shall be terminated on the death
of the Employee effective as of the date of his death; provided, however, that the Employee's spouse or estate, as the case may be, shall be entitled to retain the Employee's salary installment for the month in which he dies and shall be entitled to those sums payable to the Employee pursuant to paragraph 7.

               (c) Nothing in this Agreement shall be construed to prevent the Company from terminating the Employee's employment hereunder, at any time, whether or not for good cause. If the Employee's employment is terminated at any time before age 67 for reasons other than good cause (as defined in paragraph 6) then the Employee shall be entitled to payment provided for in paragraph 6.

          4. Outside Employment. The Employee shall not engage in outside activities which may tend to affect the Company adversely.

          5. Annual Compensation. Subject to such modification as may be approved by the Board of Directors of the Company, the Employee shall receive as annual compensation such salary and benefits as shall be determined from time to time by the Board of Directors together with all benefits payable pursuant to this Agreement. For purposes of paragraphs 5 and 6 the term "Annual Compensation" shall mean the Employee's base salary for the calendar year (determined before any salary reduction elections that may be made with respect to the Company's qualified retirement plans) plus any other cash amounts paid by the Company to the Employee during the calendar year.

          6. Termination Compensation. In the event that the Company terminates the employment of the Employee, whether he is employed on a full-time basis or a part-time basis, for any reason other than for good cause (good cause shall be defined as and be limited to termination resulting from the Employee's acts against the Company amounting to fraud, intentional misrepresentation and/or embezzlement), the Company shall pay to the Employee an amount equal to two (2) times the Employee's Annual Compensation for the calendar year preceding the date of the Employee's termination. Said amount shall be payable to the Employee in quarterly installment payments over a period not to exceed eight (8) years or, at the option of the Company, in a lump sum. In the event of the Employee's death during the term of such payments, any compensation due to the Employee under this paragraph shall be paid to the Employee's designated beneficiary, if any, and if none, then to the Employee's estate.
The Company further agrees to provide to the Employee (for a five
(5) year period commencing on the date of the Employee's termination) all other benefits normally provided by the Company to its highest ranking officers. If the Company terminates the employment of the Employee for any reason (regardless of cause or the lack thereof), the Company shall provide to the Employee for the balance of the Employee's life all medical benefits then provided by the Company to its highest ranking officers employed on a full-time basis.

          For purposes set forth in this paragraph 6, at the option of the Employee, any one of the following events shall constitute termination of the Employee's employment by the Company for lack of good cause if the Company or its shareholders:
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               (a)  Reduces the Employee's Annual Compensation for a
Calendar year by 10% or more from his Annual Compensation for the preceding calendar year:

               (b) Fails to provide to the Employee those benefits currently being provided to the Employee, and/or all other benefits provided by the Company to its highest ranking officers from time to time.

               (c) Fails to elect the Employee to or remove the Employee from the Company's Board of Directors (or the Board of Directors of any holding company that might be formed) and/or changes the Employee title and/or officer status from that which he currently holds which is Chief Executive Officer to a status that is lower in the corporate structure than that currently held and/or changes the Employee's responsibilities which are now delegated to the Employee to perform which responsibilities are those traditionally delegated to the Chief Executive Officer; or

               (d) Requests and/or demands that the Employee change his place of residence from that where he resides at the date of the execution of this Agreement; or

               (e) Is in breach of its obligations as set forth in this Agreement.

          7. Deferred Compensation. Subject to all of the terms and conditions set forth in this Agreement, upon the earlier of (i) the Employee's attainment of age sixty-five (65), whether or not the Employee retires or continues in the employment of the Company on a full-time or part-time basis; or (ii) the Employee's termination of employment by reason of disability or death, regardless of his age, the Company shall thereafter pay to the Employee (or his designated beneficiary in the event of death) the Total Deferred Compensation. For the purpose of this Agreement "Total Deferred Compensation" shall mean an amount of money equal to two million, three hundred twelve thousand fifty dollars ($2,312,050), plus accrued interest at the rate of five percent (5%) per annum compounded annually, which interest shall accrue commencing May 8, 1994 and continuing until the date the first installment payment of such deferred compensation is made. Such deferred compensation shall be payable in one hundred and twenty (120) equal monthly installment payments. Commencing on the first business day of the first month following the event giving rise to the payment of the deferred compensation. In the event of the Employee's death (or designated beneficiary's death) prior to the completion of the deferred compensation payments, the balance of such payments shall be made to the Employee's designated beneficiary (or the designated beneficiary's designed beneficiary), if any, and, if none, then to the Employee's (or the designated beneficiary's) estate. For purposes of paragraph 7 "disability" shall have the meaning set forth in paragraph 3 of this Agreement.
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          8.   Medical Benefits.  In addition to the compensation
provided by any other provisions hereof, the Employee shall be entitled to receive for the balance of his life medical benefits, including full participation in all medical, dental and health care plans of the Company as if he were a full-time employee of the Company and its highest ranking officer.

          9. Retirement. Nothing in this Agreement shall prohibit the Board of Directors of the Company from separately agreeing with the Employee that the Employee may remain in the employ of the Company beyond the term of this Agreement, provided, however, the Employee shall receive the benefits as set forth in paragraph 7 of this Agreement in addition to any other salary, benefits or compensation paid to him as a result of his continued employment.

          10. Consulting Services. Nothing in this Agreement shall require the Employee to render to the Company consulting, advisory or other services of any nature whatsoever after the termination of his employment with the Company.

          11. Covenant Not to Compete. (a) The Employee agrees that, during a period commencing with the termination of his employment with the Company and terminating on the date the last payment of deferred compensation is required to be made pursuant to paragraph 7 of this Agreement, he will not directly or indirectly enter into or in any manner take part in any business or endeavor either as an employee, agent, independent contractor, owner or otherwise, which in the opinion of the majority of the Board of Directors of the Company, is in competition with the Company.

               (b) If the Employee enters into any business described in paragraph (a) above, which a majority of the Board of Directors of the Company declares to be in competition with the Company as provided in such paragraph, and continues therein for a period of fifteen (15) days after the Company shall have notified him in writing to his home address by registered mail that the majority of the Board of Directors of the Company has decided that such business in competition with the Company, then no further payments shall be due or payable by the Company under this Agreement to or with respect to the Employee and the Company shall have no further liability to or with respect to the Employee under this Agreement.

          12. Source of Payments. All payments provided in paragraphs 6 and 7 shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. The Employee shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Employee or any other person.
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          13.  Supplemental Benefits.  The payments to be made under this Agreement or with respect to the Employee shall be in addition to any payments to which such Employee or his beneficiaries may be entitled under present or future retirement, pension or profit sharing plans or executive incentive bonus plans which the Company has adopted or may adopt generally for the benefit of its employees.

          14. Assignment. Neither the Employee nor his surviving spouse shall have any right to commute, sell, assign, transfer or otherwise convey or dispose of the right to receive any payments under this Agreement, which payments and the right thereto are expressly declared to be non-assignable and non-transferable, and, in the event of any attempted assignment or transfer, the Company shall have no further liability either to the Employee or his surviving spouse, or any assignee or transferee, whether by operation of law or otherwise.

          15. Merger or Consolidation. The Company agrees that in the event it shall merge or consolidate with any other corporation, the continuing corporation resulting from such merger or consolidation shall be obligated to perform the duties and obligations of the Company set forth in this Agreement, and the Company further agrees that in the event that it should voluntarily dissolve and liquidate the assets and business of the Company, it will undertake to have the terms and provisions of this Agreement fulfilled prior to the distribution or disposal of the Company's assets.

          16. Extension of Agreement. The Company by action of its Board of Directors may hereafter from time to time agree with an additional employee or employees whose services are considered to be vital to the success of the Company's business that this Agreement shall be extended to such additional employee or employees on such terms and conditions as shall be specified in the extension agreement. The Employment by the Company of any person in a position which would otherwise be regarded as a key employee position shall not entitle that person to have the benefits of the Agreement extended to him.

          17. Binding Effect. This Agreement shall be binding upon the parties hereto, the surviving spouse, beneficiaries, heirs, executors, administrators and successors of the Employee and Company.

          18. Status of Agreement. This Amended Agreement is to replace that agreement entitled Amended and Reinstated Agreement of Employment and Retirement Plan for Selected Key Employee dated as of May 9, 1989. Upon the execution of this Amended Agreement this Agreement alone shall evidence the rights and obligations of the parties hereto.

          19. Counterparts. This Agreement may be executed in two or more counterparts, any one of which shall constitute an original without reference to the others.
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          20.  Severability of Clauses.  Each of the paragraphs of
this Agreement shall stand independently and severably, and the invalidity of any one paragraph or portion thereof shall not affect the validity of any other provision. In the event any provision shall be construed to be invalid, no other provision of this Agreement shall be affected thereby. Furthermore, it is agreed that any period of restriction or covenant hereinabove stated shall not include any period of violation or period of time required for litigation or arbitration to enforce such restrictions or covenants.

          21. Applicable Law. This Agreement shall be governed in all respects by the law of the State of Ohio, shall be binding upon the Employee's assigns, heirs, and legal representatives and shall inure to the benefit of the Company, its successors and assigns. The Company and Employee hereby consent to service of process, personal jurisdiction, and venue in the courts of general jurisdiction of Cincinnati, Ohio, or Hamilton County, Ohio and any federal court, with concurrent jurisdiction, with respect to any action or preceding brought to enforce any liability under this Agreement.

          IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.

Attest:                           BALDWIN PIANO & ORGAN COMPANY

/s/ Harry F. Forbes, Jr.          By  /s/ George E. Castrucci
                                          Chairman


                                  "EMPLOYEE"
                                   /s/ R.S. Harrison
                                   R.S. Harrison
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